Exhibit 99.1

NABORS ANNOUNCES PRICING OF COMMON SHARES AND MANDATORY CONVERTIBLE PREFERRED SHARES

Hamilton, Bermuda, May 10, 2018 — Nabors Industries Ltd. (NYSE:NBR) (“Nabors”) announced the pricing of its offerings of 35,000,000 of its common shares at a price to the public of $7.75 per share and 5,000,000 of its new 6.00% mandatory convertible preferred shares, series A (the “mandatory convertible preferred shares”) at a price to the public of $50 per share. Unless converted earlier, each mandatory convertible preferred share will convert automatically on or about May 1, 2021, into between 5.3763 and 6.4516 of Nabors’ common shares, subject to anti-dilution and other adjustments, determined based on the average of the volume-weighted average prices of Nabors’ common shares over the 20-trading day period commencing on and including the 21st scheduled trading day immediately preceding May 1, 2021. Dividends on the mandatory convertible preferred shares will be payable on a cumulative basis when, as and if declared by Nabors’ board of directors, at an annual rate of 6.00% on the liquidation preference of $50.00 per share. The dividends will be payable on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2018, and to, and including, May 1, 2021.

The gross proceeds to Nabors from the offerings are expected to be $521,250,000, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Nabors. Both offerings are expected to close on or about May 14, 2018. In connection with the common shares offering, Nabors granted the underwriters a 30-day option to purchase up to an additional 5,250,000 common shares at the public offering price. In connection with the mandatory convertible preferred shares offering, Nabors granted the underwriters a 30-day option to purchase up to an additional 750,000 mandatory convertible preferred shares at the public offering price, solely to cover over-allotments. Nabors intends to use the net proceeds from these offerings to repay borrowings outstanding under its revolving credit facility, which it may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes.

Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”) are acting as book-running managers for both offerings.

The offerings of these securities are being made only by means of a base prospectus and separate prospectus supplements for each offering, all of which are part of Nabors’ effective shelf registration statement previously filed by Nabors with the Securities and Exchange Commission (“SEC”). Copies of either or both prospectus supplements and the accompanying base prospectus for either or both offerings, may be obtained at the SEC’s website at http://www.sec.gov, from Morgan Stanley at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department or by calling 1-866-718-1649 or by e-mail at prospectus@morganstanley.com or from Citigroup at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 800-831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of any shares in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or sale will be made only by means of Nabors’ prospectus supplement and the base prospectus forming part of the effective registration statement relating to these securities.

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in Nabors’ public filings with the SEC. Nabors has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to market conditions and the satisfaction of customary closing conditions related to the proposed offerings, as well as risks and uncertainties associated with Nabors’ business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in Nabors’ Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by Amendment No. 1 to Nabors’ Annual Report on Form 10-K filed with the SEC on March 29, 2018, as well as other filings Nabors makes with the SEC from time to time. In providing forward-looking statements, Nabors is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If Nabors updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

About Nabors Industries

Nabors Industries (NYSE:  NBR) owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and numerous international markets.  Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties.  Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Media Contacts

For further information regarding Nabors, please contact Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +1 441-292-1510 or via email at mark.andrews@nabors.com.